Exhibit 99.2

POPULAR, INC. CERTIFICATE RIGHTS OFFERING SUBSCRIPTION FORM

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Popular, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock (the “Stock”), as of the close of business on November 7, 2005 (the “Record Date”) to receive one (1) Right (each, a “Right”) for every twenty-six (26) shares of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one (1) share of Stock for every Right (the “Basic Subscription Right”) at a subscription price of $21.00 per share (the “Initial Subscription Price”).

The holders of Rights are also entitled to exercise oversubscription rights, subject to availability and regulatory limitations, among other restrictions.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated November 23, 2005 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free 1-888-451-6209).

I hereby irrevocably subscribe for the number of Shares indicated on the form and agree to purchase Shares in the amount stated on this form on the terms and subject to the conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

I hereby certify that, in connection with my exercise of my Right(s) or oversubscription right(s), I am not required to obtain prior clearance or approval from any bank regulatory authority of the U.S. federal government, the Commonwealth of Puerto Rico or any state to own or control stock or, if I am so required, I have obtained all necessary prior clearance or approval.

	SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here. è☐☐☐☐☐☐☐☐☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

Ž	☐ BASIC SHARES TO SUBSCRIBE	☐☐☐☐☐☐☐☐ WHOLE SHARES

	☐ OVERSUBSCRIPTION FOR SHARES	☐☐☐☐☐☐☐☐ WHOLE SHARES

Œ   Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X                                                 |                            |

Signature of Stockholder                         Date                       Daytime Telephone #

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Signature of Stockholder                         Date                      Daytime Telephone #

ENCLOSED IS MY CHECK FOR $________________



SUBSCRIPTION CERTIFICATE NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

POPULAR, INC.
SUBSCRIPTION FOR RIGHTS OFFERING
NOVEMBER 7, 2005

A.    Number of Shares subscribed for through the Basic Subscription Right (not to exceed one Share for each Right held):
__________________________ Shares
B.    Number of Shares subscribed for through the oversubscription right (no limit, except Basic Subscription Rights must be fully exercised. The
Company reserves the right to review and not accept any subscription pursuant to the oversubscription right for more than 200,000 shares):
__________________________ Shares
C.    Total Subscription Price (sum of lines A and B multiplied by $21.00): $________________________
        The actual Subscription Price will be determined in accordance with the procedures set forth in the Prospectus and the Memorandum of
Instructions. In the event that the actual Subscription Price is lower than the Initial Subscription Price, the appropriate amount will be refunded, without interest, to each Subscriber that received Shares pursuant to the exercise of its Basic Subscription Right or
Oversubscription Right.
D.    Method of Payment: Official or Cashier’s check payable to Mellon Bank, N.A.

HOW TO CONTACT MELLON INVESTOR SERVICES

By telephone – 9 a.m. to 6 p.m. New York City time, Monday through Friday, except for bank holidays: From within the U.S., Canada or Puerto Rico 1-888-451-6209 (Toll free)

SUBSCRIPTION TO PURCHASE SHARES OF POPULAR, INC. RETURN TO: MELLON BANK, N.A. WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Mellon Bank, N.A. c/o Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Courier: Mellon Bank, N.A. c/o Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard 27th floor Jersey City, NJ 07310	By Hand: Mellon Bank, N.A. c/o Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard, 27th floor Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2005 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

RESTRICTED AREA DO NOT PRINT AND/OR WRITE IN THIS BLANK SPACE.

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. If you are a non – U.S. Taxpayer, please complete and return Form W-8BEN.

Ž	Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription right.

	Place an ☒ in the box and fill in the number of whole shares you wish to oversubscribe for under your oversubscription right (no limit, except basic subscription right must be fully exercised and the Company reserves the right to review and not accept any subscription pursuant to the oversubscription right for more than 200,000 shares).

	Rights card and calculation section for determining your basic/oversubscription rights.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES , THE LAWS OF PUERTO RICO AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2005 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.